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                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS


          We hereby consent to the incorporation by reference of (i) our report dated December 14, 1995, with respect to the financial statements of United Grocers, Inc., and (ii) our report dated December 14, 1995, with respect to the financial statement schedules, both of which are included in the annual report on Form 10-K of United Grocers, Inc., for the year ended September 29, 1995, into the prospectus constituting part of this Post-Effective Amendment No. 1 to Registration Statement on Form S-2 of United Grocers, Inc.


                                        /s/ DeLap, White & Raish
                                        DeLAP, WHITE & RAISH
                                        Certified Public Accountants




Portland, Oregon
January 10, 1996